Certain identified information in this document has been excluded because it is both (i) not material and (ii) is the type of information that the Company customarily and actually treats as private or confidential. This document has been marketed with “[***]” to indicate where omissions have been made.

Execution Version

WEBBANK
and
SEZZLE INC.

AMENDED AND RESTATED MARKETING AND SERVICING AGREEMENT

Dated as of September 26, 2024

    SCHEDULES AND EXHIBITS

SCHEDULE 1        Definitions
SCHEDULE 2        Preapproved Marketing
SCHEDULE 5(l)    UAT Phase
SCHEDULE 6(a)(1)    Program Governance Committee
SCHEDULE 6(a)(2)    Compliance Management System
SCHEDULE 6(a)(3)    BSA Program
SCHEDULE 6(a)(4)    ID Theft Red Flags Program
SCHEDULE 6(a)(5)    Privacy Program
SCHEDULE 6(a)(6)    Complaint Management Program
SCHEDULE 6(a)(7)    Information Security Program
SCHEDULE 6(a)(8)    Business Continuity Program
SCHEDULE 6(a)(9)    Vendor Management Program
SCHEDULE 14        Payments
SCHEDULE 22        Disbursement Costs
EXHIBIT A        Required Controls

    This AMENDED AND RESTATED MARKETING AND SERVICING AGREEMENT (this “Agreement”), dated as of September 26, 2024 (“Effective Date”), is made by and between WEBBANK, an FDIC-insured, Utah state-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and SEZZLE INC., a Delaware corporation, having its principal location in Minneapolis, Minnesota (“Company”).
    WHEREAS, Bank is in the business of originating and financing both consumer and commercial credit products throughout the United States;
    WHEREAS, Company has developed a technology-enabled payments platform that facilitates payments between consumers and merchants for retail purchases made through Company’s merchant network or directly via Company’s online and mobile platforms;
    WHEREAS, Bank desires to: (i) provide credit and extend Loans to qualified Borrowers who reside in the Territory to finance retail purchases made by Borrowers on Company’s merchant network or Company’s online and mobile platforms; and (ii) issue Cards to disburse Loan Proceeds associated with payments made to Merchants;
    WHEREAS, the Parties desire that Bank provide credit and extend Loans and Cards to qualified Applicants residing in the Territory submitting Applications through Company’s online and mobile platform, and that Company provide to Bank, and Bank receive from Company, certain marketing, Application processing, and account processing services in connection with the Applications and Loans;
    WHEREAS, the Parties have entered into that certain Marketing and Servicing Agreement, dated as of August 26, 2024, setting forth each Party’s rights and obligations related to the offering of a loan program (the “Existing Program Agreement”); and
    WHEREAS, the Parties now wish to amend and restate the Existing Program Agreement as set forth herein.
    NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:
1.Definitions; Effectiveness.
(a)The capitalized terms used in this Agreement shall be defined as set forth in Schedule 1, and the rules of construction set forth in Schedule 1 shall apply to this Agreement.
(b)This Agreement shall be effective as of the Effective Date, and as of the Effective Date shall supersede and replace the Existing Program Agreement. This Agreement shall not operate as to render invalid or improper any action heretofore taken under the Existing Program Agreement.
2.Marketing of the Program and Loans. At its own cost, Company shall produce the Cards and promote and otherwise market the Program, and Loans on behalf of and in the name of Bank. Company shall be responsible for producing all documentation used in the Program, including, but not limited to, all Marketing Materials, Applications, Loan Agreements, adverse action notices, customer disclosures, billing statements, and collection notices, subject to Bank’s review and approval as further described below. In performing such promotion and other marketing services, Company may use any sales channel, form of media or media channel that has been approved by Bank, provided that Company shall discontinue the use of any sales channel, form of media or media channel if directed to do so by Bank to the extent that a change is required by

Applicable Laws, necessitated by safety and soundness considerations, or required by the direction of a Regulatory Authority. The design of the Card and Loans and any changes thereto, are subject to the prior approval of Bank. Bank agrees that Company may refer to Bank and the Program in Marketing Materials, upon the condition that any Marketing Materials referencing Bank or the Program or associated with or relating to the Program (and any changes in such materials) must receive the prior written approval of Bank, which is not to be unreasonably withheld, conditioned or delayed. Marketing Materials shall be approved and changed only (a) with the prior written consent of both Parties, or (b) upon written notice provided by Bank to Company to the extent that a change is required by Applicable Laws, necessitated by safety and soundness considerations, or required by the direction of a Regulatory Authority. Company shall ensure that all Marketing Materials, including the Card design, comply with Applicable Laws and are accurate and not misleading in all material respects. The requirements of this Section 2 apply to both Company created Marketing Materials and Merchant created Marketing Materials. The terms set forth in Schedule 2 are incorporated into this Section 2 as if fully set forth herein.
3.Extension of Credit. Bank agrees to make Loans available, in accordance with the Credit Policy, to qualifying Applicants located in the Territory. Certain Loans may be disbursed via multiple Loan Disbursements, the sum of which will equal the maximum Loan amount (“Maximum Loan Amount”) extended to each Borrower (such Loans are defined as “Multiple Disbursement Loans,” while Loans with a single disbursement are defined as “Single Disbursement Loans”). All Loans shall be originated by Bank using the Company’s services described herein. Bank will fund extensions of credit that meet the underwriting criteria of the Credit Policy utilizing Company’s, or its Bank approved designee’s, issuance, scoring and authorization and Settlement system. Company acknowledges that approval of an Application involves, among other things, the establishment of a Loan with Bank. A Loan creates a creditor-borrower relationship between Bank and Borrower which involves Bank’s extension of credit, the disbursement of proceeds, and the right to collect payments. Bank, in its sole discretion, may deny any Application in good faith and in accordance with Applicable Laws.
4.Documents and Credit Policy.
(a)The Bank will offer Loans in accordance with the Credit Policy, the form of Application, including disclosures required by Applicable Laws, and the form of Loan Agreement and privacy policy (collectively, the “Finance Materials”). The initial form of each of the Finance Materials shall be agreed in writing by the Parties, and multiple versions may be in effect at any time. The Credit Policy may be changed (a) with the prior written consent of both Parties, or (b) by Bank upon at least thirty (30) days’ written notice provided by Bank to Company (unless a shorter period is required by Applicable Laws, in which case Bank shall provide notice as soon as reasonably practicable) to the extent that a change is (i) required by Applicable Laws, (ii) necessitated by safety and soundness considerations, or (iii) required by the direction of a Regulatory Authority. Notwithstanding anything to the contrary in this Agreement, no change may be made to the Credit Policy unless each such change has been approved by Bank’s board of directors or its designee, in its sole discretion. The Finance Materials other than the Credit Policy may be changed (a) with the prior written consent of both Parties, (b) upon written notice provided by Bank to Company to the extent that a change is required by Applicable Laws, necessitated by safety and soundness considerations, or (c) required by the direction of a Regulatory Authority. The Parties acknowledge that each Loan Agreement and all other documents referring to the creditor for the Program shall identify Bank as the creditor for the Loans. Company shall ensure that the Finance Materials comply with Applicable Laws. Except for the Finance Materials and the Marketing

Materials, Company shall not refer to Bank or to matters associated with or relating to the Program without the express written consent of Bank, including in press releases and other public statements.
(b)[Reserved].
5.Processing and Origination.
(a)As service provider for Bank, Company shall process Applications from Applicants for Loans on behalf of Bank (including retrieving credit reports) to determine whether the Applicant meets the eligibility criteria set forth in the Credit Policy. As service provider for Bank, Company shall respond to all inquiries from Applicants regarding the Application process.
(b)Following Bank’s request, Company shall forward to Bank mutually agreed information including name, physical address, social security number or employer identification number, and date of birth (if applicable) regarding Applicants who meet the eligibility criteria set forth in the Credit Policy. Company shall have no discretion to override the Credit Policy with respect to any Applications.
(c)Subject to the terms of this Agreement, Bank shall approve, establish and fund Loans, subject to the terms of the Loan Agreement, with respect to Applicants who meet the eligibility criteria set forth in the Credit Policy.
(d)On behalf of Bank, and pursuant to procedures mutually agreed to by the Parties, Company shall provide and produce (i) adverse action notices to Applicants who do not meet Credit Policy criteria or are otherwise denied by Bank and provide Loan Agreements with regard to Applications that are approved by Bank, (ii) any Card, and (iii) any other Applicant or Borrower communications.
(e)Company shall hold and maintain, as custodian for Bank, all documents of Bank pertaining to Loans. At Bank’s request, Company shall provide Bank with prompt access to the originals or copies of such documents in accordance with Bank’s request, and the obligation set forth in this sentence shall survive the expiration or termination of this Agreement, for a period equal to the time that Bank is required by Applicable Laws to retain or have access to such documents. Company shall, at Bank’s request, provide Bank with connectivity to its (and its subcontractors’) systems to enable real-time access to the information pertaining to Loans, provided that with respect to subcontractors’ systems, it shall be limited to the same type of access to information that Company is provided.
(f)Company shall be solely responsible for filing and maintaining any Borrower-facing security agreements, financing statements, and other lien recordations, if any, in connection with each product under the Program. As a service provider for the origination of each product under the Program, Company’s obligations include the payment of any taxes (and performance of and compliance with associated requirements) imposed directly on the products under the Program or the Loan Agreements, or associated with the creation or execution of the products under the Program or the Loan Agreements.

(g)Without Bank’s consent, during the period when any Loans are owned by Bank, Company will not take any action which would adversely affect Bank’s ownership interest in the Loans then owned by Bank, , and Company will take all actions that are reasonably necessary to effect and maintain Bank’s ownership interest in such Loans.
(h)Without Bank’s consent, Company shall not create or suffer to exist (by operation of law or otherwise, and except as may be created by Bank) any lien, encumbrance or security interest upon or with respect to any of the Loans owned by Bank which adversely affects Bank’s ownership interest in the Loans. Company shall immediately notify Bank of the existence of any such unauthorized lien, encumbrance or security interest and shall defend the right, title and interest in, to and under the Loans against all claims of third parties.
(i)Pursuant to Section 24, as Bank reasonably requires and upon reasonable advance written notice to Company, Bank will periodically audit Company for compliance with the terms of this Section 5 and the Agreement as a whole, including compliance with the standards set forth herein for Loan origination.
(j)Bank will provide Company with access to the Program BIN(s) or ICA(s), as applicable, and allow Company to interact directly with the Network to the extent reasonably necessary for Company to fulfill its obligations with respect to the Program, and Bank shall remain in good standing with the Network. The Company will initially designate the Network for the launch of the Program, and may elect to change the Network once during the term, subject to such advance notice and other requirements as may be required by the Networks.
(k)Company shall perform the obligations described in this Section 5 in accordance with Applicable Laws.
(l)Bank will oversee, supervise, and establish such controls as may be reasonably necessary to oversee and supervise Company’s marketing, promotion, administration, and servicing of the Program, and other duties performed by Company under the Program. Bank shall have the right to review and approve Company’s policies and procedures that address such activities and all customer-facing materials in the Program.
(m)During the UAT Phase, the terms of Schedule 5(l) shall apply.
6.Compliance with Applicable Laws; Required Controls. In the performance of its obligations under this Agreement, Company shall comply with Applicable Laws and shall operate and maintain the Required Controls. Company shall develop the Required Controls in order to ensure that the Program is offered in compliance with Applicable Laws, and that Bank offers the Program in a safe and sound manner. The Required Controls shall be developed by Company and approved by Bank and shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Bank may require changes to one or more of the Required Controls following written notice provided to Company but without Company’s prior written consent, to the extent that such change is required by Applicable Laws, to the extent that Bank determines such change is necessitated by safety and soundness concerns, or pursuant to the direction of a Regulatory Authority of Bank.

(a)Without limiting the foregoing, Company shall develop, implement and maintain the Required Controls in accordance with applicable guidance of Bank’s Regulatory Authorities:
(1)a Program Governance Committee that includes the requirements outlined in Schedule 6(a)(1);
(2)a Compliance Management System that includes the requirements outlined in Schedule 6(a)(2);
(3)a BSA Program that includes the requirements outlined in Schedule 6(a)(3);
(4)an ID Theft Red Flags Program that includes the requirements outlined in Schedule 6(a)(4);
(5)a Privacy Program that includes the requirements outlined in Schedule 6(a)(5);
(6)a Complaint Management Program that includes the requirements outlined in Schedule 6(a)(6);
(7)an Information Security Program that includes the requirements outlined in Schedule 6(a)(7);
(8)a Business Continuity Program that includes the requirements outlined in Schedule 6(a)(8); and
(9)a Vendor Management Program that includes the requirements outlined in Schedule 6(a)(9).
Company shall maintain a regulatory change management process and reasonably cooperate with Bank to update the foregoing and add controls as needed to address changes in Applicable Laws.
(b)Company shall cooperate with one annual compliance audit of the Program, and one annual information security audit of the Program, and shall bear or reimburse Bank for the commercially reasonable expenses of such audits. Company shall cooperate with any additional third-party compliance or information security audits of the Program as may be requested by Bank from time to time, and shall bear the commercially reasonable expenses for such additional audits to the extent such additional audits are necessary due to (i) changes in Applicable Laws, (ii) safety and soundness concerns of Bank, or (iii) Company’s breach or default under the Program Documents. Each audit contemplated by this Section 6(b) shall be conducted by a reputable third-party audit firm that is selected and engaged by, and reports to Bank. The scope of each audit shall be determined by Bank in consultation with Company, and may include the activities of significant third-party vendors supporting the Program. The auditor shall deliver to Bank all draft and final reports and Bank shall be included in all meetings and correspondence related to the audit. Bank shall provide a copy of the final report to Company. Bank may waive the requirement for an information security audit if Company already has an established information security audit process that is acceptable to Bank. Company may not share the report with any other Person (other than Company’s attorneys and accountants, subject to the provisions of Section 19) without the consent of Bank. Company shall promptly take action to correct any errors or deficiencies identified in any report or audit described in this Section 6(b) (other than errors or deficiencies that, based on the mutual determination of the Parties, need not be corrected), and shall develop, with the approval of Bank, a schedule for the correction of such errors and deficiencies.
(c)Company shall cooperate with and bear the expenses of a review of each critical model used in connection with the Program and the associated model governance, and validation of each model on an appropriate schedule, to be conducted by a third-party review firm that is selected and engaged by, and reports to Bank or, with Bank’s written approval, to be conducted by qualified individuals at Company that are independent from the development and use of the model. The scope of the review shall be determined by Bank after consultation with Company. The review firm shall deliver to Bank all draft and final reports and shall be included in all meetings and correspondence related to the review. Bank shall provide a copy of the report to Company. Company may not share the report with any other Person without the consent of Bank.
(d)Company shall report monthly to Bank in a form determined by Bank, on Complaints relating to all aspects of the Program and the steps taken by Company to address such Complaints.
(e)Company shall report to Bank promptly upon identifying any actual, threatened or suspected violation of Applicable Laws or the Required Controls concerning the Program (a “Reportable Event”), and Company shall cooperate with and report to Bank regarding the investigation of the Reportable Event. Company shall undertake remediation and disclosure of a Reportable Event in accordance with a plan that is agreed to by Bank.
(f)Company shall provide to Bank, on a monthly basis in writing, a report by the compliance officer of the results of all audits and reviews of the Program and all significant issues related to the Program since the last report, as well as Company’s resolutions of such issues (if applicable).
(g)Company shall provide to Bank a certification letter signed by its compliance officer and/or such other officer(s) as Bank may require, not later than thirty (30) days after the end of each quarter, in a form provided by Bank, that it is complying with its obligations under the Program Documents.
(h)Company shall comply, and promptly provide information requested by Bank in order to comply, with any reporting requirements of the Utah Department of Financial Institutions, the Federal Deposit Insurance Corporation, the Financial Crimes Enforcement Network, or other Regulatory Authority applicable to either Party’s performance of this Agreement.
7.Regulatory Inquiries, Elevated Complaints and Litigation.
(a)Each Party shall notify the other Party within five (5) Business Days after becoming aware of any Regulatory Inquiry or Elevated Complaint.
(b)Company shall provide Bank with all documentation relating to the Regulatory Inquiry or Elevated Complaint. Company shall obtain Bank’s prior approval for any response to a Regulatory Inquiry or Elevated Complaint and for any other communication between Company and a Regulatory Authority.

(c)Company shall cooperate in good faith and provide such assistance, at Bank’s request, to permit Bank to promptly resolve or address any Regulatory Inquiry or Elevated Complaint, or other investigation, proceeding or Complaint involving Bank.
(d)Company shall notify Bank within three (3) Business Days of any litigation relating to the Program in which Bank is a named party, and provide monthly updates on all Program-related litigation to Bank and as otherwise requested by Bank. Company legal counsel or chief compliance officer also will provide a quarterly written update to Bank’s General Counsel on civil investigative demands, regulatory subpoenas, significant examination findings, other investigations and material litigation relevant to the Program.
(e)Each Party shall provide assistance as requested by the other Party to enable the other Party to respond to any subpoenas, legal notices, civil investigative demands, or other legal process received by the other Party that are related to the Program.
8.Third-Party Service Providers.
(a)Company may use third-party service providers in the performance of its obligations under this Agreement, to the extent permitted by and in accordance with the terms of the Vendor Management Program, and subject to Bank’s prior written approval of each “Critical Vendor,” as such term is defined in the Vendor Management Program (which approval shall not be unreasonably withheld or delayed).
(b)Company shall provide Bank with the results of the due diligence and oversight activities performed as part of the Vendor Management Program.
(c)Company shall ensure that all Critical Vendors that directly or indirectly support the Program are engaged through written contracts that include contractual requirements that are consistent with good practices for institutions that service or administer portfolios of cards and loans. Contracts for such Critical Vendors shall be reviewed and approved by senior management of Company and, upon request of Bank, subject to review and approval by Bank.
(d)Company agrees to be fully responsible for the acts and omissions of all third-party vendors, including the third-party vendors’ compliance with the terms of this Agreement and all Applicable Laws, and Company shall cause each third-party vendor to perform its obligations in a manner that fully complies with the terms of this Agreement as if Company performed such obligations directly. Company shall cause each material third-party vendor to cooperate with Bank’s exercise of any audit or other rights under this Agreement.
(e)Upon reasonable request of Bank, Company shall cause a Critical Vendor to enter into a mutually acceptable three-party agreement to document the relationship among the Parties and such Critical Vendor.
(f)Upon request by Bank, for good cause specified by Bank in its reasonable discretion, Company shall terminate or suspend a third-party vendor from supporting the Program. Prior to termination or suspension, Company may request that Bank reconsider its request, and the Parties shall thereafter meet expeditiously to discuss Company’s request in good faith; provided, however, that Bank shall retain ultimate discretion to require suspension of a vendor from the Program or termination for good cause. In the event of a termination of a Critical Vendor that directly or indirectly supports the Program, Company shall develop a termination plan to protect Bank assets and Confidential Information (such termination plan to be provided to and approved by Bank).
9.Privacy; Information Security Incidents.
(a)Each Party shall use and share NPI only in a manner that complies with Applicable Laws and the privacy policies of Bank and Company, as applicable.
(b)Company shall make NPI of Borrowers and Applicants available to Bank for purposes of Bank satisfying its legal obligations in connection with the Program.
(c)To the extent required by Applicable Laws, Company shall deliver the initial and annual privacy notices of Bank and Company in a form and manner agreed by the Parties.
(d)Each Party shall maintain data security and disaster recovery protections that comply with Applicable Law and are consistent with industry standards for the banking and consumer lending industry as applicable to the activities and obligations of the Parties pursuant to the Program Documents.
(e)Each Party shall immediately notify the other Party of any Information Security Incident. The Party experiencing the Information Security Incident will fully cooperate with the other Party in investigating any Information Security Incident and will take action promptly to investigate the Information Security Incident, to identify, mitigate, and remediate the effects of the Information Security Incident and to implement any other reasonable and appropriate measures in response to the Information Security Incident. The Party experiencing the Information Security Incident will also provide the other Party with all available information regarding an Information Security Incident to assist the other Party in implementing its information security response program and, if applicable, in notifying affected Applicants or Borrowers. Company shall be responsible for all costs related to investigating, responding to, and remediating any Information Security Incident, and notifying affected Applicants or Borrowers. Any notification to affected Applicants or Borrowers shall be subject to the advance consent of Bank.
10.Ownership and Customer Relationships.
(a)The approval of an Application creates a customer relationship between Bank and the Borrower. Company also establishes a customer relationship with the Borrower as the servicer of the Loan or by other services offered by Company. . The Parties recognize that because each Party has a customer relationship with the Borrowers and Applicants, as applicable, the Parties co-own and may use the NPI of Borrowers and Applicants in accordance with Applicable Law, each Party’s privacy policy and the Program’s privacy policy.
(b)Bank shall continue to own the Loan and the customer relationship with the Borrower, unless and until either relationship is transferred pursuant to another agreement with Company or a third party. Company shall not take any action that interferes with or is inconsistent with Bank’s customer relationship with the Borrower, and Company shall provide any disclosures or other materials necessary to maintain the customer relationship between Bank and the Borrower.

(c)Company may, at its own expense and subject to the Program privacy policy and Applicable Laws, solicit Applicants and/or Borrowers with offerings of any goods and services from Company and parties other than Bank that do not compete with the Program, except as otherwise expressly provided in Section 43, provided, however, that in the event that Company uses Bank’s name and/or Proprietary Materials in connection with such offerings, Company shall obtain Bank’s prior consent for such use (which consent shall not be unreasonably withheld, conditioned or delayed).
(d)Bank may not solicit Applicants and/or Borrowers with offerings of goods and services that compete with the Program. Bank may, at its own expense and subject to the Program privacy policy and Applicable Laws, solicit Applicants and/or Borrowers with offerings of goods and services that do not compete with the Program. Bank shall not share a list of Company’s customers with any other buy now pay later companies.
(e)Notwithstanding Subsections 10(c) and 10(d), (i) either Party may make solicitations for goods and services to the public, which may include one or more Applicants or Borrowers; provided, that such Party does not (A) target such solicitations to specific Applicants and/or Borrowers, (B) use or permit a third party to use any list of Applicants and/or Borrowers in connection with such solicitations, or (C) refer to or otherwise use the name of the other Party; and (ii) neither Party shall be obligated to redact the names of Applicants and/or Borrowers from marketing lists acquired from third parties (e.g., subscription lists) that such Party uses for solicitations.
11.Funding Loans.
(a)For the disbursement of Loan Proceeds in a manner agreed upon by the Parties other than disbursement of Loan Proceeds via any Card, Company will provide a Funding Statement to Bank by e-mail or as otherwise mutually agreed by the Parties by 12:00 noon Mountain Time on each Funding Date. With respect to the disbursement of Loan Proceeds via any Card, Company will provide a Funding Statement to Bank by e-mail or as otherwise mutually agreement by the Parties by 12:00 noon Mountain Time on each Funding Date, to compare against the drawdown request from the Network and allow the Bank to confirm the drawdown request from the Network. Subject to timely receipt of the Funding Statement, Bank shall initiate disbursement of Loan Proceeds on each Funding Date on behalf of the Borrowers in accordance with the instructions on the Funding Statement. The form of the Funding Statement shall be mutually determined by the Parties and may be modified by the Parties from time to time.
(b)In connection with the disbursement of Loan Proceeds via any Card, (i) by the Funding Time on each Funding Date, Bank shall transfer the total funding amount, as identified on the drawdown request from the Network, to the Network, and (ii) Company will reconcile the Funding Statement for each day with the drawdown request from the Network, and provide such reconciliation to Bank.
(c)For the avoidance of doubt, upon disbursement of the funding amount in accordance with Section 11(a), (b) and (h), Bank’s obligation to provide funds to Company’s merchants is fully satisfied. Company shall indemnify and hold harmless Bank for any liability associated with non-delivery of Loan Proceeds to the extent Bank complies with wire/ACH instructions in the applicable reports.

(d)At no time may the total amount of the Single Disbursement Loans and Receivables on Multiple Disbursement Loans held by Bank plus Unfunded Commitment amounts on Multiple Disbursement Loans (net of sold Receivables) exceed the Program Threshold Amount; provided, however, Bank understands that based on historic product sales patterns, the Company may incur seasonal fluctuations and/or growth in the Program and agrees that Company may request an increase in the Program Threshold Amount based on anticipated seasonal fluctuations or growth in the Program, and Bank will consider in good faith such requests from Company.
(e)To the extent that the aggregate principal balance of Single Disbursement Loans and Receivables on Multiple Disbursement Loans held by Bank or its Affiliates (net of sold Receivables) would exceed the Program Threshold Amount following the funding of any Loans, Bank may elect not to fund such Single Disbursement Loans and Receivables on Multiple Disbursement Loans; provided, however, Bank understands that based on historic product sales patterns, the Company may incur seasonal fluctuations and/or growth in the Program and agrees that Company may request an increase in the Program Threshold Amount based on anticipated seasonal fluctuations or growth in the Program, and Bank will consider in good faith such requests from Company. For the avoidance of doubt, it shall be a breach of this Agreement for Company to exceed the Program Threshold Amount without obtaining Bank’s prior written consent.
(f)The obligation of Bank to disburse the total funding amount, as provided in Sections 11(a), (b) and (h), is subject to the satisfaction of the following conditions precedent immediately prior to each disbursement by Bank:
(1)the representations and warranties of Company set forth in the Program Documents shall be true and correct in all material respects at the time of and immediately prior to each such disbursement by Bank as though made as of the time Bank disburses such amount; and
(2)the obligations of Company set forth in the Program Documents to be performed prior to each such disbursement by Bank shall have been performed prior to each such disbursement.
(g)If Company, as servicer for Bank, agrees to cancel a Loan which is then owned by Bank and refund interest and fees to Borrower, at the request of a Borrower, Company shall ensure that the original principal amount of the Loan is promptly returned to Bank.
(h)In the event that Bank and Company are unable to fully transition the issuance of Cards from Company's existing relationships with, but not limited to, Marqeta and Sutton Bank to Bank BIN(s) by the Program Launch Date, Bank agrees that for up to twelve (12) months post-Program Launch Date, Bank will continuously pre-fund a Marqeta for benefit of ("FBO") account at Sutton Bank ("WebBank Issuing Account") with the Agreed Minimum Balance to facilitate the daily funding and settlement activity between Marqeta as processor and Network. The amounts pre-funded in the WebBank Issuing Account will be considered unfunded ("Unfunded Commitment") until a settlement file is received from Company indicating that certain prefunded amounts have been settled through the Network. Bank funds at any time in the WebBank Issuing Account shall be held in trust solely for the benefit of Bank and for the sole purpose of disbursal of Loan Proceeds. No Bank funds shall be used for any purpose other than to deliver such Loan Proceeds. Company shall not permit any lien, charge, security interest, or encumbrance of any sort whatsoever to exist in such WebBank Issuing Account, or any funds at any time held therein, other than such rights and interests as may from time to time exist of Bank. For the avoidance of doubt, upon the earlier to occur of (i) twelve (12) months post-Program Launch Date or (ii) the full transition to Bank BIN(s), this Section 11(h) shall no longer be effective and any funds remaining in the WebBank Issuing Account shall be immediately returned to Bank.
(i)By 7:00 AM Mountain Time on each Business Day, Company shall provide a report to Bank of the amount of Loan Proceeds disbursed through Cards on the prior Business Day (and any subsequent non-Business Days), including the total amount of such Loan Proceeds, and including the amount of Bank’s funds remaining in the WebBank Issuing Account.
12.Appointment of Servicer.
(a)From and after the date that each Loan is originated by Bank, by and until the earlier of: (i) such date as all Loans become Liquidated Loans; or (ii) this Agreement is terminated in accordance with Section 18 (and subject to the survival of terms as provided therein), Bank appoints and contracts with Company as an independent contractor, subject to the terms of this Agreement, for the servicing of the Loans.
(b)Company shall establish and maintain a Servicing File with respect to each Loan in order to service such Loan pursuant to this Agreement. Company shall maintain the Servicing Files and the Loan Documents electronically and such files and documents may be accessed at the Servicer Physical Address or such other physical location as designated by Company in writing; provided, however, in no event shall physical or electronic copies of Servicing Files be housed outside the continental United States. To the extent that original documents are not required for purposes of realization of Loan Proceeds, documents maintained by Company may be in digital format. Company may release from its custody the contents of any Servicing File only to Bank or such other Persons as Bank may authorize; provided, that, Company may (i) use the contents of any Servicing File in the performance of its obligations under this Agreement and in the conduct of its business generally (subject to the confidentiality provisions of this Agreement and the requirements of Applicable Laws), (ii) use, deliver and release the contents of any Servicing File to Bank, (iii) use, deliver or release copies of any such data, information or documents to its accountants, counsel or advisors, to regulators or other Regulatory Authorities, or to other Persons to the extent reasonably necessary and appropriate to comply with Applicable Laws, terms of this Agreement or respond to subpoenas or other appropriate demands in connection with any action, proceeding, arbitration or investigation in any forum of or before any Regulatory Authority, and (iv) use, deliver and release the contents of any Servicing File as permitted by the Loan and Receivables Sale Agreement and Section 18(l) of this Agreement.
(c)Each Servicing File is and shall be held in trust by Company on behalf of and for the benefit of Bank. The ownership of each Loan Document and the contents of the Servicing File shall be vested in Bank, and the ownership of all records and documents with respect to the related Loan prepared by or which come into the possession or control of Company shall immediately vest in Bank and shall be retained and maintained, in trust, by Company at the will of Bank in such custodial capacity only. Each Servicing File shall be maintained electronically and shall be appropriately identified or recorded to reflect the ownership of the related Loan by Bank.

(d)Company shall obtain and maintain a backup servicing agreement for the Loans with a backup servicer acceptable to Company and Bank, and Company shall ensure that Bank is a party to or beneficiary of such agreement. Company shall bear all costs and expenses associated with the backup servicing agreement. Company shall deliver a copy of each Servicing File to Bank via such secure method as may be agreed by Company and Bank. Company shall (i) if requested by Bank, on a daily basis deliver to Bank any applicable updates to such Servicing File, and (ii) provide such other cooperation as is reasonably requested by Bank, in each case as Bank reasonably believes is necessary and appropriate to obtain portfolio monitoring services, via such secure method as may be agreed by Company and Bank. Bank may designate a third party to receive the information described in this Subsection 12(d). Company shall, at Bank’s request, provide Bank with connectivity to its (and its third-party service providers’) systems to enable real-time access to the information pertaining to Loans, provided that with respect to third-party service providers’ systems, it shall be limited to the same type of access to information that Company is provided.
13.Servicing Obligations.
(a)Company, as an independent contractor, shall service and administer each Loan from and after the date that such Loan is originated until the earlier of (i) such date as such Loan becomes a Liquidated Loan, or (ii) this Agreement is terminated in accordance with Section 18 (and subject to the survival of terms as provided therein), in accordance with Applicable Laws, the Accepted Servicing Practices and the terms of this Agreement and consistent with customary, reasonable and usual standards of practice for institutions that service or administer portfolios of similar consumer loans or, if a higher standard, that degree of skill and attention the Company exercises with respect to all comparable accounts that it services for itself or others and, in all cases, in accordance with Applicable Laws (such standard of care being the “Servicing Standard”), and shall have full power and authority to do any and all things in connection with such servicing and administration as limited by the terms of this Agreement and Servicing Standard. Company’s general obligations with respect to the servicing of Loans hereunder shall include the following:
(1)Setting up and maintaining a bank account, address, or other electronic or physical facility to which Borrower is instructed to send payments due under the terms of each Loan;
(2)Preparing and sending, as applicable, Loan welcome packages, periodic statements, and other Loan communications;
(3)Investigating and resolving billing disputes and other Borrower inquiries;
(4)Crediting Loans with respect to unauthorized charges;
(5)Processing refunds and adjustments;
(6)Attempting to collect Borrower payments due under the terms of each Loan;
(7)Correctly remitting Loan Proceeds on each Loan in accordance with Section 14;

(8)Providing customer service, including maintaining a toll-free number (staffed between normal business hours during its regular business days) for Borrowers to call with inquiries with respect to the Loans, and responding to such inquiries;
(9)Interfacing with the Network for the proper operation of the Program, and following applicable Network requirements;
(10)Investigating delinquencies and maintaining collection procedures for delinquencies;
(11)Sending adverse action notices when required by Applicable Laws, including when a Borrower’s credit limit is reduced;
(12)Sending privacy notices (if applicable), and other necessary legal and regulatory notices and disclosures; and
(13)Processing payments provided by Borrowers on the Loans.
(b)With respect to any returns or cancellations accepted by any merchant, or customer refunds provided by any merchant, for a purchase that was originally financed via a Loan, Company shall, to the extent of the outstanding balance of the Loan with respect to such Loan, pay the refund amount to the Person owning and holding such Loan within three (3) Business Days after receiving the funds relating to such refund. Company shall ensure that any amounts paid as provided in the foregoing sentence are credited to the applicable Loan.
(c)Company shall ensure that all monetary adjustments and/or credits agreed upon by Company in resolving any customer dispute regarding merchandise or services purchased via a Loan shall promptly be communicated to the Person owning and holding the Loan at the time of the adjustment. The procedures for applying such adjustments and/or credits to the Loans shall be mutually agreed upon by the Parties in writing and incorporated into the Servicing Materials.
(d)The Accepted Servicing Practices may be changed only at the direction of or with the consent of Bank.
(e)Company may grant, permit or facilitate any Modification for any Loan; provided that such Modification is consistent with the Servicing Standard and the Accepted Servicing Practices. Upon request, and with the frequency and in the format requested by Bank, Company shall notify Bank of any Modification granted, permitted or facilitated by Company. Company shall not charge any Borrower any fees on a Loan not contemplated in the Loan Documents, unless approved by Bank.
(f)Without limiting the generality of the foregoing, Company is hereby authorized and empowered to execute and deliver on behalf of Bank, all notices or instruments of satisfaction, cancellation or termination, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans; provided, however, that Company shall not be entitled to release, discharge, terminate or cancel any Loan or the related Loan Documents, unless in a manner consistent with the Servicing Standard and the Accepted Servicing Practices. Company shall not permit any rescission or cancellation of any Loan, except as ordered by a court of competent jurisdiction or other

Regulatory Authority, or as required by Applicable Laws, or as contemplated by the Accepted Servicing Practices. If reasonably required by Company, Bank shall furnish Company with any powers of attorney and other documents reasonably necessary or appropriate to enable Company to carry out its servicing and administrative duties under this Agreement and Company shall indemnify and hold Bank harmless for any costs, liabilities or expenses incurred by Bank in connection with any use of such power of attorney by Company or its agents in breach of this Agreement.
(g)Company shall take no action under this Agreement or any other agreement or instrument contemplated hereby, nor omit to take any action under any such agreement or instrument, which in each case would result in a breach or impair the rights of Bank in respect of any Loan, except in accordance with the terms of this Agreement. Company shall not reschedule, revise or defer any payments due on any Loan, except in accordance with the Accepted Servicing Practices, as required by Applicable Laws, or as permitted by this Agreement.
(h)All materials, documents, communications, forms, templates, policies, and procedures used by Company to service Loans (“Servicing Materials”) shall be subject to the advance approval of Bank. The Servicing Materials may be changed only: (a) with the prior written consent of both Parties; (b) upon written notice provided by Bank to Company to the extent that a change is required by Applicable Laws, necessitated by safety and soundness considerations, or required by the direction of a Regulatory Authority.
(i)Company shall ensure that all Servicing Materials, and all of its servicing of Loans, shall comply with Applicable Laws, and shall be accurate and not misleading in all material respects.
(j)Company shall maintain in effect all qualifications required under requirements of Applicable Laws in order to service properly each Loan, and shall comply in all respects with all requirements of Applicable Laws in connection with the performance of its obligations hereunder, except to the extent that the failure to maintain such qualifications or to comply with such requirements would not have a material adverse effect on Bank, the collectability or enforceability of the Loans, or Company’s ability to perform its obligations under this Agreement. Company shall at all times preserve and keep in full force and effect its existence and all rights, franchises, permits and licenses material to its business.
(k)On behalf of Bank, Company shall prepare and file all tax reporting, information statements and other tax reports for Borrowers which are required to be provided to or made for the related Borrowers, and shall provide Bank with such information concerning Loans as (i) is reasonably necessary for Bank to prepare its federal income tax return as Bank may reasonably request in writing from time to time, and (ii) Company prepares for purchasers generally in the ordinary course of its business.
14.Collection of Payments and Liquidation of Loans.
(a)Continuously from the initial Funding Date of a Loan until the date each Loan becomes a Liquidated Loan, or otherwise ceases to be subject to this Agreement, in accordance with the Servicing Standard and the Accepted Servicing Practices, Company shall use commercially reasonable efforts to collect all Loan Payments, and any other payments due under each of the Loans when the same shall become due and payable.
(b)Promptly following any Loan’s satisfying the charge off criteria as set forth in the Charge Off Policy, Company shall, in accordance with the Charge Off Policy, charge off the related Loan (the date of such charge-off being the “Charge Off Date” and each such Loan, a “Charged Off Loan”). Company shall continue to service each Charged Off Loan following the Charge Off Date in accordance with this Agreement and the Accepted Servicing Practices. Company may facilitate the sale and transfer of Charged Off Loans only in accordance with the Accepted Servicing Practices.
(c)Company shall allocate all proceeds of collections on the Loans to the owners of the Loans.
(d)The terms set forth in Schedule 14 are incorporated into this Section 14 as if fully set forth herein.
(e)In the event that a Borrower files any bankruptcy proceedings, Company will follow the Servicing Standard and the Accepted Servicing Practices and shall to the extent required by the Accepted Servicing Practices represent Bank’s interest in any bankruptcy proceedings relating to the Borrower. Any action by Company will be in accordance with the Servicing Standard and the Accepted Servicing Practices.
15.Financing. Company shall cooperate with and support Bank’s efforts to obtain financing for the Loans held by Bank, including through securitizations and participations. Company will enter into servicing agreements on similar business terms as those set forth herein, and other commercially reasonable arrangements, in connection with such transactions.
16.Representations and Warranties.
(a)Bank hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Company that:
(1)Bank is an FDIC-insured, Utah state-chartered industrial bank duly organized and validly existing and in good standing under the laws of its formation, and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;
(2)All approvals, authorizations, consents, and other actions by, notices to, and filings with, any Person required to be obtained for the execution, delivery, and performance of this Agreement by Bank, have been obtained;
(3)This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821(d) and (e), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(4)There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Bank pursuant to this Agreement, or (iii) that would have a materially adverse financial effect on Bank or its operations if resolved adversely to it;
(5)Bank is not Insolvent;
(6)Bank meets the requirements to be considered “adequately capitalized” as defined in the Federal Deposit Insurance Act and applicable regulations promulgated thereunder; and
(7)The Proprietary Materials Bank licenses to Company pursuant to Section 20, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any Person or entity and Bank has the right to grant the licenses set forth in Section 20 below.
(b)Company hereby represents and warrants, as of the Effective Date, or covenants, as applicable, to Bank that:
(1)Company is a corporation, duly organized and validly existing in good standing under the laws of its formation, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of Company and will not result in a material breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which Company is a party;
(2)All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Company, have been obtained;
(3)This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(4)There are no proceedings or investigations pending or, to the best knowledge of Company, threatened against Company (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Company pursuant to this Agreement, or (iii) that would have a materially adverse financial effect on Company or its operations if resolved adversely to it;
(5)Company is not Insolvent;
(6)The execution, delivery and performance of this Agreement by Company, the Finance Materials, the Servicing Materials, the Marketing Materials, and servicing strategies shall all comply with Applicable Laws;
(7)Neither Company nor any Control Person has been convicted of a crime, or has agreed to or entered into a pretrial diversion or similar program, or is under indictment, in each case in connection with a dishonest act or a breach of trust or money laundering, as set forth in Section 19 of the Federal Deposit Insurance Act, 12 U.S.C. § 1829(a);
(8)The Proprietary Materials Company licenses to Bank pursuant to Section 20, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any Person or entity and Company has the right to grant the license set forth in Section 20 below;
(9)Company is a servicer of consumer loans, with the facilities, procedures and experienced personnel or arrangements with appropriate third-party service providers and/or collection agents necessary for the sound servicing of Loans hereunder, and Company (itself or through such third-party service providers and/or agents) has the ability to perform in all material respects its covenants and obligations contained in this Agreement;
(10)Company’s responsibilities under this Agreement will be performed by qualified personnel or agents in a professional manner in accordance with the standards of care, skill, knowledge and diligence consistent with recognized and sound practices and procedures for the servicing of consumer loans;
(11)All information maintained by the Company for Bank through Company’s platform, or provided by Company to Bank in connection with a Loan relating to the servicing of each Loan is true, correct and consistent, in all material respects, with the information obtained or generated by Company in connection with the servicing of each such Loan;
(12)The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Company;
(13)Company is not an investment company as defined in, or subject to regulation under, the U.S. Investment Company Act of 1940;
(14)No Regulatory Authority has imposed any penalties, fines or sanctions on Company with respect to the servicing of Loans;
(15)Company has not done anything to prevent or impair a Loan from being valid, binding and enforceable against the Borrower thereunder; and

(16)There are no proceedings existing, pending or, to the knowledge of Company, threatened in writing against Company before any Regulatory Authority which would reasonably be expected to have a material adverse effect with respect to Company or the Loans.
(c)Company hereby represents and warrants to Bank as of each Funding Date that:
(1)For each Loan: (i) to Company’s knowledge after due inquiry, all information in the related Application was true and correct as of the date such Application was approved; (ii) assuming the mental and legal capacity of the Borrower, as applicable (and Company has no knowledge that the Borrower lacks mental or legal capacity, as applicable) the Loan will be fully enforceable and all required disclosures to Borrowers have been delivered in compliance with Applicable Laws, and the Loan will not be subject to any defense, counterclaim, recoupment or right of setoff or rescission; (iii) the Loan Agreement and all other Loan Documents are genuine and legally binding and enforceable, conform to the requirements of the Program and were prepared in conformity with Applicable Laws and the Required Controls, and represent the entire agreement between Bank and Company (on the one hand) and the Borrower (on the other hand) with respect to the Loan; (iv) if the Applicant is a natural person, the Applicant is of sufficient age to enter into, execute and deliver the Loan Agreement; (v) the terms, covenants and conditions of the Loan have not been waived, altered, impaired, modified or amended in any respect by Company; (vi) all necessary approvals required to be obtained by Company have been obtained; (vii) payments of the Loans and late fees are payable to Bank and its successors and assigns in legal tender of the United States, and are made by the applicable Borrower and not by Company or any of its Affiliates; (viii) unless otherwise agreed to in writing by Bank, the Loan does not contain any provision pursuant to which monthly payments are paid by any source other than the Borrower or that may constitute a “buydown” provision; (ix) the billing address of the related Borrower and any bank account used for payments via ACH transfers on the Loan are each located in the United States; (x) Company has fulfilled all of its obligations (if any) with respect to the origination of the Loan; (xi) Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the applicable Borrower, directly or indirectly, for the payment of any amount required by the Loan; (xii) any automated data processing systems used by or on behalf of Company in connection with Loan origination comply with Applicable Laws; and (xiii) nothing exists as to the Company or its business that would prohibit the sale of the Loans by Bank (except as expressly provided in the Program Documents);
(2)For each Loan: (i) the Company’s services with respect to such Loan were performed in accordance with the Credit Policy, (ii) Company used the form of Application as approved from time to time in accordance with Section 4, and (iii) such Loan is evidenced by a Loan Agreement that is in the form of Loan Agreement approved from time to time in accordance with Section 4;
(3)Each Borrower listed on a Funding Statement is eligible for a Loan as determined under the Credit Policy in effect on the date of creation of the Loan and is eligible for a Loan under the Credit Policy, as in effect on the date of such Loan;

(4)The origination of the Loan will, assuming performance by Bank of its obligations under this Agreement, comply with all Applicable Laws;
(5)Company has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Loans nor authorized the filing of, and is not aware of, any financing statements against the Company or Bank that include a description of collateral covering any portion of the Loans (except for Loans that have been sold by Bank under the Program Documents and any financing statement filed pursuant to the sale); the Loan Agreement or other record that constitutes or evidences a Loan does not and shall not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person (except for Loans that have been sold by Bank under the Program Documents and any financing statement filed pursuant to the sale) or as directed by Bank, provided clause (5) shall not limit Company’s ability to transfer, securitize or otherwise transact on the Loans owned by Company pursuant to the Loan and Receivables Sale Agreement;
(6)Assuming performance by Bank of its obligations under this Agreement, all right, title and interest to each Loan shall, upon origination of such Loan, as applicable, be vested in Bank, free of any interest of Company except as provided in the Program Documents and except for any Liens or encumbrances created by Bank, and Bank shall be the sole legal and beneficial owner of such Loan, and have the right to assign, sell and transfer such Loan, free and clear of any Lien or encumbrance (except for Liens, encumbrances, or security interest created by Bank) in connection with a securitization or otherwise;
(7)The Loan was not opened and is not subject to, and any Loan has not been originated in and is not subject to, the laws of any jurisdiction under which the sale, transfer, assignment, setting over, conveyance or pledge of such Loan (or an economic interest therein) would be unlawful, void, or voidable (assuming the purchaser has any license required by Applicable Laws);
(8)Company has not entered into any agreement with the Borrower that prohibits, restricts or conditions the assignment of such Loan (or an economic interest therein) (other than any prohibitions, restrictions or conditions arising under Applicable Laws);
(9)All information provided by Company to Bank in connection with a Loan is true and correct (other than information provided by a Borrower, credit reporting agency or subcontractor to Company, which is true and correct to Company’s knowledge);
(10)The information on each Funding Statement is true and correct in all respects; and
(11)Company is in compliance with all obligations and agreements under the Program Documents.
(d)[Reserved].

(e)The representations and warranties of Bank and Company contained in this Section 16, except those representations and warranties contained in Subsections 16(a)(4), 16(b)(4) 16(c) and 16(d), are made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in Subsections 16(a)(4), 16(b)(4) or 16(b)(14) is instituted or threatened against a Party, such Party shall promptly notify the other Party of the pending or threatened investigation or proceeding.
17.Indemnification.
(a)Company agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents, and attorneys of such entities (the “Bank Indemnified Parties”) from and against any and all Losses that Bank incurs to the extent arising from or relating to Bank’s participation in the Program (including Company’s violation of Applicable Laws, and Company’s breach of any obligation in the Program Documents), except in each case to the extent of Losses directly caused by Bank’s gross negligence or willful misconduct with respect to Bank’s obligations under the Program Documents; provided that Company is not in breach of any of its obligations under the Program Documents (including any compliance obligations thereunder), other documents governing the Program, or any other agreement with Bank.
(b)Bank agrees to defend, indemnify, and hold harmless Company from and against any and all Losses that Company incurs to the extent arising from or relating to the Program and arising directly from Bank’s gross negligence or willful misconduct with respect to Bank’s obligations under the Program Documents, except in each case to the extent of Losses caused by (i) Company’s (or its representatives’) gross negligence or willful misconduct, or (ii) Company’s breach of the Program Documents (including any compliance obligations thereunder), other documents governing the Program, or any other agreement with Bank, including Company’s obligations relating to compliance with Applicable Laws.
(c)Company and the Bank Indemnified Parties are sometimes referred to herein as the “Indemnified Parties,” and Company or Bank, as indemnitor hereunder, is sometimes referred to herein as the “Indemnifying Party.”
(d)To the extent permitted by Applicable Laws, any Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which the Indemnifying Party is or may be obligated to provide indemnification (an “Indemnifiable Claim”), specifying in reasonable detail the nature of the claim and, if known, the amount or an estimate of the amount of the Losses; provided, that failure to promptly give such notice shall only limit the liability of the Indemnifying Party to the extent of the actual prejudice, if any, suffered by the Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by the Indemnifying Party to defend against the Indemnifiable Claim.

(e)The Indemnifying Party shall have ten (10) days after receipt of any notification of an Indemnifiable Claim (a “Claim Notice”) to notify the Indemnified Party in writing of the Indemnifying Party’s election to assume the defense of the Indemnifiable Claim and, through counsel of the Indemnifying Party’s own choosing, and at its own expense, to commence the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith if such cooperation is so requested and the request is reasonable; provided that the Indemnifying Party shall hold the Indemnified Party harmless from all its reasonable and documented out-of-pocket expenses, including reasonable external attorneys’ fees, incurred in connection with the Indemnified Party’s cooperation; provided, further, that if the Indemnifiable Claim relates to a matter before a Regulatory Authority of Bank, and Company is the Indemnifying Party, Bank may elect, upon written notice to Company, to assume the defense of the Indemnifiable Claim at the cost of and with the cooperation of Company. If the Indemnifying Party assumes responsibility for the settlement or defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate at the Indemnified Party’s expense (for which no claim of Losses shall be made) in such settlement or defense through counsel chosen by the Indemnified Party; provided that, in the event that both the Indemnifying Party and the Indemnified Party are defendants in the proceeding and the Indemnified Party has reasonably determined and notified the Indemnifying Party that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them, then the reasonable fees and expenses of one separate counsel for all Indemnified Parties in the aggregate shall be borne by the Indemnifying Party; and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party’s consent, except that the Indemnifying Party may settle any Indemnifiable Claim upon notice to the Indemnified Party if the settlement involves only the payment of money damages and no admission of liability by any Person and no injunctive relief, and the settlement is subject to a confidentiality provision prohibiting disclosure of the terms of the settlement.
(f)If the Indemnifying Party does not notify the Indemnified Party in writing within ten (10) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, or if the Indemnifying Party fails to contest vigorously any such Indemnifiable Claim, or if Bank elects to control the defense of an Indemnifiable Claim before a Regulatory Authority as permitted by Section 17(e), then, in each case, the Indemnified Party shall have the right, upon reasonable written notice to the Indemnifying Party, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify the Indemnifying Party in writing prior thereto of any compromise or settlement of any such Indemnifiable Claim and shall consider in good faith and discuss with the Indemnifying Party any objection to the settlement the Indemnifying Party may express. No action taken by the Indemnified Party pursuant to this paragraph (f) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 17.
(g)All amounts due under this Section 17 shall be payable not later than ten (10) days after receipt of the written demand therefor.
18.Term and Termination.
(a)This Agreement shall have an initial term beginning on the Program Launch Date and ending on the fifth (5th) anniversary of the Program Launch Date (the “Initial Term”) and shall renew automatically for successive terms of one (1) year (each a “Renewal Term,”

and together with the Initial Term, the “Term”), unless either Party provides notice of non-renewal to the other Party at least one hundred eighty (180) days prior to the end of the Initial Term or any then-current Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.
(b)This Agreement shall terminate immediately upon the expiration or earlier termination of the Loan and Receivables Sale Agreement.
(c)Bank shall have the right to terminate this Agreement immediately upon written notice to Company if:
(1)Bank determines that its continued participation in the Program would be in violation of Applicable Laws, or Bank’s continued participation in the Program has been prohibited by order or injunction of any court or Regulatory Authority;
(2)Bank determines that a change in Applicable Laws or any judicial decision of a court having jurisdiction over Bank or any interpretation of a Regulatory Authority would have a material adverse effect on the rights or obligations of Bank under this Agreement or the financial condition of Bank;
(3)a Regulatory Authority with jurisdiction over Bank has provided, formally or informally, concerns about the Program and Bank, after consulting with outside legal counsel, determines, in its sole discretion, that its rights and remedies under this Agreement are not sufficient to protect Bank fully against the potential consequences of such concerns;
(4)Bank determines that there is a substantial financial, reputational, regulatory or other risk of continuing to participate in the Program, or continuing to do business with Company, or Bank determines that any depository institution accepting deposits in connection with Company’s Program offering presents financial, reputational, regulatory or other risk (including by receiving any consent order or sanction by a Regulatory Authority);
(5)a fine or penalty of [***] has been assessed against Bank by a Regulatory Authority in connection with the Program, including as a result of a consent order or stipulated judgment;
(6)(i) Company defaults on its obligation to make a payment to Bank as provided in Section 2 of the Loan and Receivables Sale Agreement or Section 14 of this Agreement and fails to cure such default within one (1) Business Day of receiving notice of such default from Bank; (ii) Company defaults on its obligation to make a payment to Bank as provided in Section 2 of the Loan and Receivables Sale Agreement or Section 14 of this Agreement more than once in any three (3) month period; or (iii) Company fails to maintain the collateral account as required by the Loan and Receivables Sale Agreement;
(7)Bank incurs any Loss and is not able to obtain indemnification for such Loss under Section 17(a) due to the application of Applicable Laws that limit or restrict Bank’s ability to seek such indemnification, or if Bank if precluded by a Regulatory Authority from seeking such indemnification;

(8)(i) there is a material adverse change in the financial condition of Company including any breach of or event of default under, or any failure to comply with the terms, conditions, or covenants (in each case, regardless of whether such breach, event of default, or failure to comply is asserted or waived by any other Person) of any credit or debt facility of Company or parent (whether now existing or arising in the future) (each, a “Company Credit Facility”), or (ii) Company fails to provide reasonable evidence of its ability to renew, extend, or replace a Company Credit Facility at least thirty (30) days prior to a maturity thereof;
(9)Company has not presented any Applications for new Loans in the immediately preceding thirty (30) days;
(10)there is a Change of Control of Company, and Bank determines in good faith that Bank should not continue to do business with Company and such Person as a result of such Change in Control because of competitive, regulatory, safety and soundness, reputational or financial concerns, then Bank shall have the right to terminate this Agreement following written notice of termination to Company. Such written notice of termination shall be delivered by Bank to Company within sixty (60) days of delivery to Bank of the COC Notice and set forth in reasonable detail the rationale of such determination. Bank’s obligation to provide Company with a written notice of termination within sixty (60) days of delivery to Bank of the COC Notice does not begin until (i) Bank receives sufficient information to make a determination regarding whether Bank should continue to do business with Company; and (ii) Company has provided Bank with all information requested by Bank. Such notice of termination will be contingent effective on the closing of such Change of Control; or
(11)Company materially breaches any agreement with a Critical Vendor in connection with the Program.
Prior to termination of Agreement pursuant to Section (c)(1), (c)(2) or (c)(3), Bank will meet with Company and consider in good faith any changes, modifications or additions to the Program and/or the Program Documents; provided that to the extent Bank determines in its sole discretion that such modifications, changes or additions are not sufficient to protect Bank, Bank may terminate immediately upon written notice to Company. Notwithstanding the foregoing, Bank may terminate this Agreement immediately upon written to Company pursuant to such sections to the extent required by Applicable Laws or a Regulatory Authority, or necessitated by safety and soundness concerns.
(d)A Party shall have the right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances:
(1)any representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to such other Party;
(2)the other Party shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to such other Party;

(3)the other Party shall have a receiver or conservator appointed for it, shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other similar proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or
(4)an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, and such case or proceeding has not been stayed or dismissed within sixty (60) days after filing; or an order for relief shall be entered against the other Party under the federal bankruptcy laws as now or hereafter in effect.
(e)Bank shall have the right to terminate this Agreement or suspend performance of its obligations under the Program immediately upon written notice to Company in any of the following circumstances:
(1)there is a material adverse change in the financial condition of Company. A material adverse change in financial condition includes (i) any breach of or event of default under, or any failure to comply with the terms, conditions, or covenants (in each case, regardless of whether such breach, event of default, or failure to comply is asserted or waived by any other Person) of any Company Credit Facility, or (ii) Company’s failure to provide reasonable evidence of its ability to renew, extend, or replace a Company Credit Facility at least thirty (30) days prior to a maturity thereof;
(2)a court or a Regulatory Authority having jurisdiction orders or issues an injunction that prohibits a Party from continuing to participate in the Program; or
(3)Bank has been advised by legal counsel that a change in Applicable Laws or any judicial decision of a court having jurisdiction over Bank, the Company, or the Program, or any interpretation or position (formal or informal) of a Regulatory Authority creates a material risk that Bank’s continued performance under this Agreement would violate Applicable Laws.
Bank shall not terminate this Agreement pursuant to this Section 18(e) unless Bank first seeks to discuss with Company modifications to the Program to avoid the need for such termination and the Parties are unable to agree to such modifications.
(f)In the event Company either acquires or becomes a depository institution, Company may terminate the Program upon ninety (90) days prior written notice to Bank; provided that

Company may not terminate the Program sooner than twenty-four (24) months following the Program Launch Date. In the event of a termination pursuant to this Section 18(f), Company shall pay Bank a termination fee equal to (i) [***] if such termination occurs in the third Program Year; (ii) [***] if such termination occurs in the fourth Program Year; and (iii) [***] if the termination occurs in the fifth Program Year; provided, however, that if Company is in breach of any of its obligations under the Program Documents at the time of such termination, Company shall pay Bank the greater of (i) the [***]; and (ii) the termination fees set forth in this Section 18(f). Company agrees that it will support an orderly wind down of the Program, including supporting any audits, exams, and expenses that may be reasonably required or incurred by Bank.
(g)In addition to any other rights or remedies available to the Bank under this Agreement or by law, Bank shall have the right to suspend performance of its obligations under this Agreement, including, but not limited to, Bank’s funding of any Loan (as required under Section 11 of this Agreement) during the period commencing with the occurrence of any monetary default by Company including but not limited to the failure to make a payment required by Section 2 of the Loan and Receivables Sale Agreement or Section 14 of this Agreement, and in any case ending when such condition has been cured. Notwithstanding such suspension right, Bank may terminate this Agreement as provided in Section (c), (d), or (e) of this Section 18.
(h)Bank shall not be obligated to approve Applications or fund any Loan after termination or during any suspension of this Agreement.
(i)The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination.
(j)If this Agreement is terminated prior to the end of the Term, then Company shall pay to Bank at the effective date of such termination an amount equal [***] immediately prior to such termination. This Section 18(j) shall not apply to any termination of this Agreement by Company pursuant to (i) Sections 18(d) or 18(f) and (ii) Sections 18(c)(1), 18(c)(2), 18(c)(3), 18(c)(4), 18(e)(2) and 18(e)(3) so long as the Company is not otherwise in breach of any of its obligations under of the Program Documents.
(k)As soon as is reasonably practicable after either Party provides a termination or non-renewal notice, Company shall provide to Bank in writing a proposed transition or wind-down plan, detailing (i) whether any aspect of the Program is to be wound down or transferred to Company or its designee(s) (the “Successor”); and (ii) a proposed timeline, which shall designate a date as of which the Program shall be wound down or transferred from Bank to the Successor. Subject to the foregoing, Bank and Company shall meet promptly thereafter to review such proposed plan and to determine a mutually acceptable transition or wind-down plan; provided, however, that if Bank and Company fail to reach mutual agreement on the transition or wind-down plan within thirty (30) days after the date of notice of termination or non-renewal or such later time as may otherwise be mutually agreed upon by both parties, Bank shall establish such a plan that is appropriate for the Card aspect of the Program. The wind-down or transition of the Program shall occur as soon as is reasonably possible before the termination or expiration of the Agreement; provided, that upon the mutual agreement of the parties, which agreement shall not be unreasonably withheld or delayed, the Term of the Agreement may be extended by up to six (6) months, solely for the purpose of completing the wind-down or transition. The economic terms of the Agreements shall remain in effect during the wind-down period.
(l)Following the expiration or earlier termination of this Agreement, to the extent that Bank continues to own any Loans, Bank may elect to continue to have Company service the Loans pursuant to Sections 12, 13 and 14 of this Agreement, or Bank may elect to terminate such servicing.
(m)The following terms of this Agreement shall survive the expiration or earlier termination of this Agreement:
(1)Sections 7(c), 17, 18, 19, 26 and 36 shall survive indefinitely;
(2)The provisions in Section 6(a)(3) addressing the retention and availability of records shall survive for the period that Bank is required by Applicable Laws to retain such records; and
(3)Sections 6, 7, 10(c), 10(d) and 10(e) shall survive during the period that Bank continues to own any Loans.
19.Confidentiality.
(a)Each Party agrees that Confidential Information of the other Party (“Disclosing Party”) shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents. Except as required by Applicable Laws or legal process, neither party (each a “Restricted Party”) shall disclose Confidential Information of the Disclosing Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents (other than Company as agent for Bank), representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors, or to a Regulatory Authority, (iii) to any other third party as mutually agreed in writing by the Parties or (iv) with consent of the Disclosing Party. In addition, each Party agrees that the other Party may share Confidential Information with potential acquirers including the other party to a sale of assets (including Loans, Receivables, or economic interests in the Loans), or to any lender or potential lender (including in connection with the issuance of debt securities) to such Party solely to the extent required to facilitate such transactions and due diligence associated with such transactions, provided that the potential party to such transaction is subject to written non-disclosure obligations and limitations on use only for the actual or prospective transaction.
(b)A Party’s Confidential Information shall not include information that:
(1)is generally available to the public;

(2)has become publicly known, without fault on the part of the Restricted Party who now seeks to disclose such information, subsequent to the Restricted Party acquiring the information;
(3)was otherwise known by, or available to, the Restricted Party prior to entering into this Agreement; or
(4)becomes available to the Restricted Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Restricted Party after reasonable inquiry to be bound by a confidentiality agreement with the Disclosing Party or otherwise prohibited from transmitting the information to the Restricted Party.
(c)Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) days, return to the other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that either Party may maintain in its possession all such Confidential Information of the other Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder.
(d)In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the Disclosing Party, the Restricted Party will provide the Disclosing Party with prompt notice of such request(s) so that the Disclosing Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement. In the event that the Disclosing Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the Disclosing Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the Disclosing Party which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information of the Disclosing Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.
20.Proprietary Material. Each Party (“Licensing Party”) hereby provides the other Party (“Licensee”) with a non-exclusive right and license to use and reproduce the Licensing Party’s name, logo, registered trademarks and service marks (“Proprietary Material”) on the Applications, Loan Agreements, Marketing Materials, and otherwise in connection with the fulfillment of Licensee’s obligations under this Agreement; provided, however, that (i) the Licensee shall at all times comply with written instructions provided by the Licensing Party regarding the use of the Licensing Party’s Proprietary Material, and (ii) Licensee acknowledges that, except as specifically provided in this Agreement, it will acquire no interest in the Licensing Party’s Proprietary Material. Upon termination of this Agreement, Licensee will cease using Licensing Party’s Proprietary Material. Bank may use Company’s Proprietary Materials in materials describing Bank’s business, such as its website and investor presentations, subject to Company’s prior written consent which shall not be unreasonably withheld. Notwithstanding anything in this Agreement to the contrary, Bank shall not share with any other partner of the Bank or allow any such partner to use any of the Marketing Materials, Servicing Materials, Finance Materials, Applications, Loan Agreements, Loan Documents, and Loan Document

Package developed by Bank and Company for use in connection with the Program without Company’s prior written permission.
21.Relationship of Parties. Bank and Company agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between and among Bank and Company.
22.Expenses.
(a)Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.
(b)Company shall bear all costs and expenses related to the Program, and to the extent necessary, reimburse Bank for any such documented, out-of-pocket costs and expenses incurred in the issuing, originating/enrolling, and servicing of the Loans and the Cards, including the costs and expenses related to pulling credit reports and performing screening. Company will reimburse Bank for any hard costs associated with the Program including, but not limited to, wire transfer fees, ACH fees, payment processing, bank fees, Network fees (including the cost of the Program BIN(s) and ICA(s), as applicable, and including any proportional amount of such expenses or fees that apply to the Program as well as to other programs of Bank, regardless of whether the Bank’s counterparty actually pays such expenses or fees), and out-of-pocket expenses incurred by Bank in the performance of on-site reviews of Company’s (including material third-party vendors’ and subcontractors’) financial condition, operations, and internal controls as set forth in Schedule 22. Bank will use commercially reasonable efforts to control costs and expenses and cooperate with Company to avoid duplicative sourcing of services related to the Program.
(c)Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and for compliance with all filing, registration and other requirements with regard thereto; provided, however, that Company shall be solely responsible for the payment of any taxes (and performance of and compliance with associated requirements) imposed directly on any of the Loans or Loan Documents, such as the Florida documentary stamp tax (to the extent applicable).
(d)Company shall reimburse Bank for all reasonable, documented and out-of-pocket third-party bank fees incurred by Bank in connection with the performance of this Agreement, provided that any such third-party fees shall be invoiced by Bank at Bank’s actual cost and shall not include any corporate allocations, administrative fees or Bank mark-ups.
(e)Company shall be responsible for all of Bank’s reasonable ongoing out-of-pocket outside counsel fees related to the Program, including Bank’s attorneys’ fees and expenses in connection with the preparation, negotiation, execution, and delivery of the Program Documents; any amendment, modification, administration, collection, or enforcement of the Program Documents; or any modification of the Finance Materials or other documents or disclosures related to the Program; or any dispute or litigation arising out of or related to the Program (except in the case of litigation between Bank and Company, in which case Bank will refund the outside counsel fees for which Company has previously provided indemnification if Company is the prevailing party in litigation not subject to further appeal) (collectively, “Legal Fees”). Company shall be responsible for all of Bank’s reasonable out-of-pocket costs and expenses for any other third-party professional services related to the Program, including the services of any third-party compliance, credit or technology specialists in connection with ongoing examinations, inspections, and audits of Company or the Program that Bank may require from time to time. Bank will provide to Company regular monthly invoices detailing such fees and expenses (which may be redacted to preserve confidentiality or privilege). Except for Legal Fees, Bank shall use commercially reasonable efforts to control third-party costs and expenses related to the Program and cooperate with Company to avoid duplicative sourcing of services related to the Program.
(f)All fees payable pursuant to this Section 22 (other than amounts the payment of which is otherwise provided for under this Agreement) may be paid by wire or ACH, as determined by the Company, but shall be paid pursuant to the terms of the Bank’s invoice. Bank may assess a service charge of [***]% per month on any amounts due under this Agreement that are thirty (30) days past due.
(g)Bank may set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of Company held by Bank or (ii) any indebtedness or other liabilities at any time owing by Bank to Company, as the case may be, against or on account of any obligations owed by Company to Bank under the Program Documents.
(h)Company shall pay to Bank an engagement fee of [***].
23.Examination. Company agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over Bank, during regular business hours and upon reasonable prior notice (or otherwise, if required by the Regulatory Authority), and to otherwise provide reasonable cooperation to Bank in responding to such Regulatory Authority’s inquiries and requests related to the Program.
24.Site Visits. Company, upon reasonable prior notice from the Bank, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours. All expenses of inspection shall be borne by Company, and Company shall reimburse Bank for reasonable, documented out-of-pocket expenses incurred by Bank in the performance of periodic on-site reviews of Company’s financial condition, operations and internal controls. Company shall store all documentation and electronic data related to its performance under this Agreement and shall make such documentation and data available during any inspection by Bank. Company shall make available to Bank such information, documentation, and data as may be requested by Bank from time to time to conduct testing, reviews, or other evaluations of Company or the Program.
25.Reports, Data, and Information Requirements. Company shall provide to Bank the reports identified in the reports schedule that is provided by Bank, annual budgets and forecasts of Company and the Program, together with any required supporting documentation, and such other reports as Bank may reasonably request from time to time. Company shall comply with the formatting and technical guidance provided by Bank for submitting reports. Bank may request additional data fields and/or modifications to the templates for reporting, and Company shall implement such additions or modifications within thirty (30) days. Bank may request new report templates and Company shall implement such new reports within sixty (60) days. All templates and template changes must be approved in writing by Bank.

26.Governing Law; Waiver of Jury Trial. This Agreement, including all issues concerning the validity of the Agreement, the construction of its terms, and the interpretation, performance, and enforcement of the rights and duties of the Parties, shall be governed by, interpreted, and enforced in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws that would require the application of any other law. Without limiting the generality of the foregoing, the Parties agree the laws of the State of Utah shall govern the entire relationship between and among the Parties, including without limitation, all issues or claims arising out of, relating to, in connection with, or incident to this Agreement, whether such claims are based in tort, contract, or arise under statute or in equity. The Parties acknowledge and agree that this Agreement is made and performed in the State of Utah. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT, EQUITY OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT AND ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THIS AGREEMENT.
27.Severability. Any provision of this Agreement that is deemed invalid, illegal, or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. All terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under Applicable Law, and, when necessary, the court is authorized to reform any and all terms or conditions to give them such effect.
28.Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns. Neither Party may assign or transfer this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, all assignments of rights by Company are prohibited under this Section, whether they are voluntary or involuntary, by merger, consolidation, Change of Control, dissolution, operation of law, or any other manner. For purposes of this Section, “merger” refers to any merger in which Company participates, regardless of whether it is the surviving entity or not. Company may not delegate any performance under this Agreement without the prior written consent of Bank. Any purported assignment of rights or delegation of performance in violation of this Section is void. No assignment of rights or delegation of performance under this Section shall relieve a Party of its obligations under this Agreement.
29.Third Party Beneficiaries. This Agreement is not intended to and does not confer any rights or remedies upon any Person other than the Parties. Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person.
30.Notices. All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (a) on the day delivered, if delivered by hand; (b) on the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or (c) three (3) Business Days after the date of mailing to the other Party, if mailed first-class mail postage prepaid, at the following address, or such other address as either Party shall specify in a notice to the other:
To Bank:    WebBank
Attn: [***]
215 S. State Street, Suite 1000
Salt Lake City, UT 84111
Tel. [***]
Email: [***]

With copies to:    WebBank
Attn: [***]
215 S. State Street, Suite 1000
Salt Lake City, UT 84111
Tel. [***]
Email: [***]

WebBank
Attn: [***]
215 S. State Street, Suite 1000
Salt Lake City, UT 84111
Tel. [***]
Email: [***]

To Company:    Sezzle Inc.
Attn: [***]
700 Nicollet Mall, Suite 640
Minneapolis, MN 55402
Tel.: [***]
Email: [***]

With copy to:     Sezzle, Inc.
Attn: [***]
700 Nicollet Mall, Suite 640
Minneapolis, MN 55402
Tel.: [***]
Email: [***]

31.Amendment and Waiver. This Agreement may not be amended orally, but only by a written instrument signed by all Parties that identifies itself as an amendment to this Agreement. No failure or delay in exercising any right or remedy or requiring the satisfaction of any condition under this Agreement, and no course of dealing between the Parties, operates as a waiver or estoppel of any right, remedy, or condition. All waivers must be in writing and signed by the Party against whom the waiver is to be enforced. A waiver made in writing on one occasion is effective only in that instance and only for the purpose that it is given and is not and is not to be construed as a waiver on any future occasion or against the other Party. To the extent any course of dealing, act, omission, failure, or delay in exercising any right or remedy under this Agreement constitutes the election of an inconsistent right or remedy, that election does not constitute a waiver of any right or remedy or limit or prevent the subsequent enforcement of any Agreement provision. No single or partial exercise of any right or remedy under this Agreement precludes the simultaneous or subsequent exercise of any other right or remedy. The rights and remedies of the Parties set forth in this Agreement are not exclusive of, but are cumulative to, any rights or remedies now or subsequently existing at law, in equity, or by statute.
32.Entire Agreement. The Program Documents constitute the final agreement between the Parties. The Program Documents are the complete and exclusive expression of the Parties’ agreement on the matters contained therein. All prior and contemporaneous negotiations and agreements between the Parties on the matters contained in the Program Documents are expressly merged into and superseded by the Program Documents. The provisions of the Program Documents may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into the Program Documents, neither Party has relied upon any statement, representation, warranty, or agreement of the other Party except for those expressly contained in the Program Documents. There are no conditions precedent to the effectiveness of this Agreement other than the execution hereof by the Parties and those conditions expressly stated in this Agreement.
33.Counterparts; Electronic Signatures. This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed and delivered by facsimile, as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format, or by electronic signature (including DocuSign, AdobeSign, and ContractWorks), which will be considered originals and legally binding for all purposes. Each Party agrees that any such electronically transmitted signature shall be valid and binding on such Party to the same extent as a manual signature.
34.Interpretation. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.
35.Force Majeure. If any Party is unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied within thirty (30) days after the date of such cause, the Party not so affected may at any time after the expiration of such thirty (30) day period, during the continuance of such inability, terminate this Agreement upon giving written notice to the other Party and without payment of a termination fee or other penalty. To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeure Event also is excused from such performance during such period. A “Force Majeure Event” as used in this Agreement shall mean an unanticipated event that is not reasonably within the control of the affected Party or its subcontractors including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot, pandemic, and any other causes of such nature, and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefor. No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch.
36.Jurisdiction; Venue. Each Party hereby submits to the exclusive jurisdiction of the federal and state courts in Salt Lake City, Utah (and appellate courts thereof) in connection with any dispute related to this Agreement or any matter contemplated hereby. Each Party irrevocably and unconditionally waives any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.
37.Insurance. Company agrees to maintain customary insurance coverage on the terms and conditions reasonably specified from time to time by Bank at all times during the term of this Agreement, to provide an annual update of all insurance coverages, and to notify Bank promptly of any cancellation or lapse of any such insurance coverage. Insurance policies required to be maintained hereunder shall be procured from insurance companies reasonably acceptable to Bank. Company shall provide evidence of its insurance coverages in the form of certificates of insurance promptly following the Effective Date and at each policy renewal or replacement.
38.Prohibition on Tie-In Fees. Company shall not directly or indirectly impose or collect any fees, charges or remuneration on Applicants or Borrowers relating to the processing or approval of an Application, the establishment of a Loan, or the disbursement of Loan Proceeds, unless such fee, charge or remuneration is set forth in the Finance Materials, or approved in writing by Bank.
39.Headings. Captions and headings in this Agreement are for convenience of reference only, are not to be deemed part of this Agreement, and do not affect the construction or interpretation of this Agreement.
40.Manner of Payments. Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by wire or ACH transfer to the bank accounts designated by the respective Parties. Notwithstanding anything to the contrary contained herein, neither Party shall be excused from making any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.
41.Referrals. Neither Party has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of such person’s services rendered in connection with this Agreement that would give rise to any valid claim against the other Party for any commission, finder’s fee or like payment.
42.Financial Covenants, Statements and Reporting.
(a)Company, shall, at all times during the Term, satisfy each of the following financial covenants (the “Financial Covenants”):
(1)Minimum Tangible Net Worth. Company shall maintain a Tangible Net Worth at least equal to the greater of [***].

(2)Maximum Leverage Ratio. Company shall maintain a Leverage Ratio not to exceed the lesser of [***].
(3)Net Liquidity Minimum. Company shall maintain Unrestricted Cash in an amount at least equal to the greater of [***].
(b)Company will report monthly to Bank, in a form and substance reasonably acceptable to Bank, regarding origination and portfolio performance, its performance of services under the Program Documents, including compliance activities, and permit Bank to audit Company with regard to same.
(c)To the extent that such reports are not filed with the U.S. Securities and Exchange Commission and publicly available on the EDGAR system as part of the quarterly or annual reports of Company, Company shall provide Bank the following: (i) an unaudited monthly financial statement (which includes Company, its parent, and their subsidiaries), which shall, at a minimum, include a balance sheet, income statement, and statement of cash flows, within thirty (30) days after the end of each month, certified by the chief executive officer, chief financial officer, treasurer, or controller of Company as fairly presenting the financial condition, results of operations, and cash flows of Company, its parent, and their subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments; (ii) concurrently with the delivery of monthly financial statements, Company shall provide a monthly update on the Merchant Interest Program balance as of the end of each fiscal month; (iii) an unaudited consolidated (which includes Company, its parent, and their subsidiaries) quarterly financial statement, which shall, at a minimum, include a consolidated balance sheet, consolidated income statement, and consolidated statement of cashflows within forty-five (45) days after the end of each fiscal quarter, certified by the chief executive officer, chief financial officer, treasurer or controller of Company as fairly presenting the financial condition, results of operations and cash flows of Company, its parent, and their subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments; (iv) concurrently with the delivery of quarterly financial statements, Company shall provide a list of all merchants in the Merchant Interest Program and their respective outstanding balances at the end of each fiscal quarter; (v) an audited annual financial statement, which shall, at a minimum, include a balance sheet, income statement, statement of cash flows, a statement of stockholders’ equity, the accountants’ letter to management and an unqualified opinion, within ninety (90) days following the end of Company’s fiscal year that is audited by an independent certified public accountant and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, and with no emphasis of matter or other disclosure regarding Company’s ability to continue as a going concern (regardless of whether such accountants conclude that Company management’s plans are sufficient to alleviate the determination that substantial doubt exists about the Company’s ability to continue as a going concern for a reasonable period of time); (vi) concurrently with the delivery of the financial statements, a completed compliance certificate covering the financial covenants set forth in Section 42(a), signed by the chief executive officer, chief financial officer, treasurer, or controller of Company; (vii) concurrently with the delivery of any annual financial statements, a narrative report of management’s discussion and analysis for the reporting period, and setting forth, in reasonable detail, in comparative form the corresponding periods of the previous fiscal year; (viii) by December 1 of each year, annual projections for Company for the subsequent year on a consolidated basis including estimated annual Program volume and the number of Loans for such year; and (ix) by March 1 of each year, an annual budget approved by Company’s Board of Directors for the current year on a consolidated basis.
(d)Company shall provide to Bank, at the same time such materials are provided to Company’s lender(s), as applicable, and at such other times as reasonably requested by Bank, a copy of the covenant compliance certificate, reporting packages, borrowing base certificates, and other similar reporting under any Company Credit Facility used to support or that may be used to support the Program (“Supporting Company Credit Facility”). Company shall provide to Bank immediate notice of any amendment to or breach of, failure to comply with the terms, conditions, or covenants of; or event of default under any Supporting Company Credit Facility. Company shall provide to Bank advance notice of, and copies of drafts of, any amendments, loan agreements, promissory notes, security agreements, and other documents or instruments relating to any Supporting Company Credit Facility, and shall provide final signed copies of any such documents or instruments to Bank upon execution thereof.
(e)For any Company Credit Facility that is not a Supporting Company Credit Facility, the Parties shall work in good faith to agree to reporting standards reasonably acceptable to Bank that also address any confidentiality or legal conflicts with Company’s existing lender(s).
(f)Company shall provide written notice to Bank of any expected or anticipated Change of Control of Company (“COC Notice”) not later than thirty (30) Business Days prior to the anticipated effective date of such Change of Control and such COC Notice shall include the name of the Person acquiring Control of Company.
43.Exclusivity.
(a)Bank shall be the exclusive issuer of Card (including virtual cards) products, on-demand products, “Pay-in-4”, and “Pay-in-2” consumer loans that are marketed or serviced by Company or its Affiliates during the Term in the Territory, [***].
(b)[***]
(c)[***]
(d)[***]

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.
WEBBANK

By:
Name:
Title:

SEZZLE INC.
By:
Name:
Title:

Schedule 1

I.Definitions

“Accepted Servicing Practices” means the servicing practices as agreed in writing by the Parties and modified from time to time pursuant to Section 13(d).
“ACH” means the Automated Clearinghouse.
“Acquisition” means any transaction or series of transactions in which Company is directly or indirectly acquired by one or more third parties. This definition applies to any circumstance in which Company is acquired by any means, including, without limitation, a transaction or series of transactions in which one or more third parties (i) acquires all or substantially all of Company’s assets; (ii) acquires all or substantially all of Company’s equity; or (iii) acquires Company by merger.
“Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party. For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities of such Person.
“Agreed Minimum Balance” means an amount determined by Bank, after consultation with the Company, from time to time, to be deposited by Bank in the WebBank Issuing Account that is estimated to be at least equal to the maximum amount of Loan Proceeds to be disbursed through virtual cards on a Business Day (and on the subsequent non-Business Days prior to the next Business Day).
“Agreement” shall have the meaning set forth in the introductory paragraph.
“Applicable Laws” means all federal, state and local laws, statutes, regulations, orders and guidance applicable to a Party or relating to or affecting any aspect of the Program including the Loans, the Card, the Marketing Materials, and the Finance Materials, and all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders, requirements and guidance may be amended and in effect from time to time during the term of this Agreement.
“Applicant” means a Person who applies for and requests a Loan from Bank.
“Application” means any request from an Applicant for a Loan in the form required by Bank.
“Bank” shall have the meaning set forth in the introductory paragraph.
“Borrower” means an Applicant or other Person for whom Bank has established a Loan.
“BSA Program” means Company’s Bank Secrecy Act, anti-money laundering and OFAC compliance program governing all aspects of the Program, developed by Company and approved by Bank.

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“Business Continuity Program” means Company’s disaster recovery and business continuity program governing all aspects of the Program, developed by Company and approved by Bank.
“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah are authorized or obligated by law or executive order to be closed.
“Card” means a general-purpose credit card, in virtual form branded with the Network marks and which may contain the Company’s marks, and noted as issued by Bank, that may be used to access Loans to purchase goods or services from merchants anywhere in the world that participate in the Network.
“Cash Equivalents” means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the government of the United States or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the government of the United States, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P and P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) bonds and similar debt instruments that constitute “securities” under the Securities Act of 1933 (as amended), are freely tradable on any nationally recognized securities exchange and can be liquidated within five (5) Business Days, (f) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (e) of this definition or (g) investments in money market or common trust funds having a rating from each of Moody’s and S&P in the highest investment category for short-term unsecured debt obligations or certificates of deposit granted thereby.
“Change of Control” means (i) an Acquisition of Control of Company by any person or entity, or (ii) the sale by Company of all or substantially all of its assets to any person or entity.
“Charge Off Policy” the policy for the charge off of Loans included in Company’s servicing portfolio, a complete and correct copy of which shall be agreed by the Parties, and which may be modified or amended only at the direction of or with the consent of Bank.
“Charged Off Loan” shall have the meaning set forth in Section 14(b).
“Charge Off Date” shall have the meaning set forth in Section 14(b).
“Claim Notice” shall have the meaning set forth in Section 17(e).
“COC Notice” shall have the meaning set forth in Section 42(f).
“Company” shall have the meaning set forth in the introductory paragraph.
“Company Credit Facility” shall have the meaning set forth in Section 18(c)(8).
“Comparable Guaranty” means with respect to any Person, any agreement of such Person for the benefit of any third party in connection with any indebtedness for borrowed money.

2

“Complaint” means any expression of dissatisfaction, whether verbal or written, whether justified or not, that might be indicative of a failure to follow established procedures or which suggests a process deficiency that might lead to a regulatory violation.
“Complaint Management Program” means Company’s Complaint management program governing all aspects of the Program, in a written form developed by Company and approved by Bank.
“Compliance Management System” or “CMS” means Company’s compliance management system governing all aspects of the Program, developed by Company and approved by Bank.
“Confidential Information” means the terms and conditions of this Agreement, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives, that is furnished to the other Party in connection with this Agreement.
“Control” means, with respect to Company, the possession either directly or indirectly of the power to direct or cause the direction of Company’s management or policies whether through the ownership of voting securities, by contract or otherwise. Such control shall be presumed in the event that a third party acquires twenty-five percent (25%) or more of a class of voting securities of Company.
“Control Person” means, with respect to Company, (i) any executive officer or director; (ii) any shareholder owning twenty-five percent (25%) or more of a class of voting securities of Company, (iii) any Person participating in the Control of Company’s business, and (iv) any Person having the power to direct the management or policies of Company.
“Credit Policy” means the minimum requirements and/or other such considerations that Bank uses (whether in one or more documents) to approve or deny an Application and to establish a Loan, to make a Loan, or to modify the terms of a Loan, and the requirements for the pricing of Loans.
“Critical Vendor” shall have the meaning set forth in Section 8(a).
“Disclosing Party” shall have the meaning set forth in Section 19(a).
“Effective Date” shall have the meaning set forth in the introductory paragraph.
“Elevated Complaint” means any Complaint that is directed or referred to any state attorney general, Regulatory Authority, governmental figure (including a state or federal legislator), or the Better Business Bureau or similar organization, or that alleges a potential UDAP, Fair Lending, or Community Reinvestment Act violation relating to any aspect of the Program.
    “Existing Program Agreement” shall have the meaning set forth in the preamble.
“FBO” shall have the meaning set forth in Section 11.
“Finance Materials” shall have the meaning set forth in Section 4.
“Force Majeure Event” shall have the meaning set forth in Section 35.
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“Funded Facility Amount” means, on any day, the aggregate principal amount of advances made on or prior to such day, from the Company’s secured lender under a Company Credit Facility, reduced from time to time by payments and distributions in respect of principal of such advances.
“Funding Date” means the Business Day on which any pending Loans are funded. For Funding Statements received by Bank by 12:00 PM Mountain Time, the Funding Date shall be the date of the Funding Statement date (i.e., same day).
“Funding Statement” means the statement prepared by Company on a Business Day that contains (i) the computation of the total funding amount for all Loans; (ii) a computation of all fees to be paid to the Network and of all Interchange earned from virtual card transactions; and (iii) such other information as shall be reasonably requested by Bank and mutually agreed to by the Parties.
“Funding Time” means the time identified by the Network for the payment of amounts due to the Network on any day.
“GAAP” means United States generally accepted accounting principles.
“ICA” means an Interbank Card Association number issued by the Network.
“ID Theft Red Flags Program” means Company’s identity theft red flags program governing all aspects of the Program, in a written form developed by Company and approved by Bank.
“Indemnifiable Claim” shall have the meaning set forth in Section 17(d).
“Indemnified Parties” shall have the meaning set forth in Section 17(c).
“Indemnifying Party” shall have the meaning set forth in Section 17(c).
“Information Security Incident” means any actual, threatened, or suspected loss of NPI, compromise in the security of NPI, unauthorized access to or use of NPI, or other information security incident.
“Information Security Program” means Company’s information security program governing all aspects of the Program, in a written form developed by Company and approved by Bank.
“Insolvent” means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity’s debts is greater than the sum of its assets.
“Interchange” means the revenue paid to Bank by acquiring financial institutions for transactions with Merchants initiated with a Card, as established by a Network, net of amounts due to such acquiring financial institutions, for example, for return credits, chargebacks and the discount rate, if any.
“Leverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) total consolidated indebtedness for borrowed money for the Company and its subsidiaries on a consolidated basis as of such day to (b) the Tangible Net Worth for the Company and its subsidiaries on a consolidated basis as of such day.
“Licensee” shall have the meaning set forth in Section 20.
4

“Licensing Party” shall have the meaning set forth in Section 20.
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Company and/or any of its subsidiaries of any financing statement under the UCC or comparable law of any jurisdiction).
“Liquidated Loan” means a Loan which has been liquidated, whether by way of a payment in full, a disposition, a refinance, a compromise, a sale to a purchaser or any other means of liquidation of such Loan.
“Liquidity Sources” shall have the meaning set forth in Schedule 2.
“Litigation Expenses” means any court filing fee, court cost, arbitration fee or cost, witness fee, fees for transcriptions and recordings, and each and every other fee and cost of investigating and defending or asserting any claim for indemnification pursuant to this Agreement, including, in each case, attorneys’ fees, other professionals’ fees, and disbursements.
“Loan” means a consumer loan originated by Bank pursuant to the Program, including all rights to payment from or on behalf of the Borrower in respect of the Loan under the Loan Agreement with the related Borrower and otherwise, and each Loan includes any existing, as well as the right to payment of any future, interest charges and fees associated with such Loan.
“Loan Agreement” means the document containing the terms and conditions of a Loan including all disclosures required by Applicable Laws.
“Loan Disbursement” means a disbursement of Loan Proceeds by Bank to a Borrower or a merchant on behalf of the Borrower.
“Loan Documents” means, with respect to any Loan, each of the Loan documents included in the Loan Document Package.
“Loan Document Package” means, with respect to any Loan, all of the Loan Agreements, Applications, periodic statements, and other documents executed and/or delivered in connection with the origination, funding, servicing, and ownership of such Loan.
“Loan Payment” means any payment due on a Loan, including any payment of principal, interest, fees, or other amounts due under the related Loan Agreement.
“Loan Proceeds” means funds disbursed by Bank to a Borrower or a merchant on behalf of a Borrower pursuant to a Loan.
“Loan and Receivables Sale Agreement” means the Amended and Restated Loan and Receivables Sale Agreement, dated as of even date herewith, between Bank and Company, as amended, supplemented or modified from time to time.
“Losses” means any and all causes of action, claims, actions, liabilities, losses, judgments, interest, awards, damages (including punitive damages), settlement payments, diminution in value, fines, fees, penalties, costs and expenses, including Litigation Expenses.
5

“Marketing Materials” means all promotional and marketing materials, including marketing scripts, press releases, Merchant created content and other marketing materials used in connection with the Program regardless of whether such materials were created by Company or Merchant(s).
“Maximum Loan Amount” shall have the meaning set forth in Section 3.
“Merchant” means retail sellers of products and services in the Company’s merchant network.
“Merchant Interest Program” means a program in which certain approved Merchants may have the opportunity to receive interest earnings on their funds that are held by Sezzle.
“Minimum Monthly Bank Fee” shall have the meaning set forth in Schedule 14.
“Moody’s” means Moody’s Investors Service, Inc., together with its successors.
“Modification” means, with respect to any Loan, any waiver, modification or variance of any term or any consent to the postponement of strict compliance with any term or any other grant of an indulgence or forbearance to the related Borrower.
“Multiple Disbursement Loan” shall have the meaning set forth in Section 3.
“Net Interchange Revenue” means the Interchange less any fees and costs imposed by the Network.
“Network” means Mastercard or Visa.
“NPI” means (a) any information that a Borrower or Applicant provides to Company or Bank relating to the Program, any information about a Borrower or Applicant resulting from the Program, and any information that Company or Bank otherwise obtains about a Borrower or Applicant in connection with providing the Program to that Borrower or Application, and (b) any list, description, or other grouping of Borrowers or Applicants that is derived using any of the foregoing information. NPI does not include information that has been aggregated or de-identified in a manner that complies with Applicable Laws.
“Party” means either Company or Bank and “Parties” means Company and Bank.
“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.
“Program” means the loan program pursuant to which Bank will establish Loans and make Loans on behalf of Borrowers pursuant to the terms of this Agreement.
“Program BIN” means one or more bank identification numbers registered with the Network for purposes of issuing a Card.
“Program Documents” means this Agreement, and the Loan and Receivables Sale Agreement, including any exhibits, addenda, and side letters with respect to each of them.
“Program Governance Committee” means Company’s formal governance committee, established or designated by Company and approved by Bank, responsible for ensuring the effectiveness and adequacy of the Required Controls.
6

“Program Launch Date” means the earlier of either: (i) sixty (60) days after Bank sends Company written confirmation that the UAT Phase for the Program ended and the full production environment for the Program begins; or (ii) the date that Bank, in a full production environment for the Program and takes the first Application.
“Program Threshold Amount” means an amount initially determined by mutual agreement of the Parties and subsequently adjusted by Bank from time to time, with reasonable prior notice provided to Company, based on a monthly evaluation in order to meet the volume requirements of the Program.
“Program Year” means (i) the period from the Program Launch Date through the end of the month that includes the first anniversary of the Program Launch Date, and (ii) each subsequent period of twelve (12) months.
“Proprietary Material” shall have the meaning set forth in Section 20.
“Receivable” means, with respect to any Borrower, any right to payment from or on behalf of any Borrower in respect of any Loan, and includes any existing, as well as the right to payment of any future, finance charges, late fees, returned check fees, and any and all other fees and charges and other obligations of such Borrower with respect to such Loan Account. Each Receivable includes all rights of Bank to payment under the Loan Agreement with such Borrower.
“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Utah Department of Financial Institutions, the Federal Deposit Insurance Corporation, and the Financial Crimes Enforcement Network.
“Regulatory Inquiry” means any inquiry, investigation, proceeding or question (whether verbal or written, formal or informal) by any state attorney general, Regulatory Authority, governmental figure (including a state or federal legislator), or the Better Business Bureau or similar organization that is not an Elevated Complaint.
“Reportable Event” has the meaning provided in Section 6(e).
“Required Controls” means the controls programs and controls policies, developed by Company and approved by Bank, to govern all aspects of the Program, including the programs and policies listed in Exhibit A.
“Required UAT Collateral Amount” shall have the meaning set forth in Schedule 5(l).
“Restricted Party” shall have the meaning set forth in Section 19(a).
“S&P” means S&P Global Ratings.
“Servicer Physical Address” means Company’s address where it maintains its books and records for the Servicing Files and, with respect to Company in its capacity as servicer, is: 700 Nicollet Mall, Suite 640, Minneapolis, MN. 55402.
“Servicing File” means, with respect to each Loan, the items, documents, files and records pertaining to the servicing of such Loan, including to the extent applicable the computer files, data tapes, books, records, notes, copies of the Loan Documents, and all additional documents
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generated as a result of or utilized in originating and/or servicing such Loans which are delivered to or generated by Company.
“Servicing Materials” shall have the meaning set forth in Section 13(h).
“Servicing Standard” shall have the meaning set forth in Section 13(a).
“Settlement” and “Settle” means the day the Bank settles with the Network for the then previous day(s) transactions.
“Single Disbursement Loan” shall have the meaning set forth in Section 3.
“Supporting Company Credit Facility” shall have the meaning set forth in Section 42(d).
“Tangible Net Worth” means, with respect to the Company and its subsidiaries on a consolidated basis, the excess of total assets of over total liabilities and reserves, as determined in accordance with GAAP based on the most recent balance sheet of Company delivered pursuant to Section 42 of this Agreement less the consolidated net book value of all assets of Company and its subsidiaries on a consolidated basis (to the extent reflected as an asset in the consolidated balance sheet of Company at such date), which will be treated as intangibles under GAAP.
“Territory” means the fifty states of the United States, the District of Columbia, and the territories of the United States.
“UAT Collateral Account” shall have the meaning set forth in Schedule 5(l).
“UAT Phase” shall have the meaning set forth in Schedule 5(l).
“UAT Virtual Card” shall have the meaning set forth in Schedule 5(l).
“UAT Terms” shall have the meaning set forth in Schedule 5(l).
“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of Utah; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted in this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of Utah, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.
“Unfunded Commitment” shall have the meaning set forth in Section 11.
“Unfunded Commitment Amount” shall have the meaning set forth in Schedule 14(d).
“Unfunded Commitment Rate” shall have the meaning set forth in Schedule 14(d).
“Unrestricted Cash” means, with respect to Company and its consolidated subsidiaries, as of any date of determination, the cash and Cash Equivalents of Company and its consolidated subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of Company, but only to the extent that such cash and Cash Equivalents (or any deposit account or securities account in which such cash and Cash Equivalents are held) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor.
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“Vendor Management Program” means Company’s third-party service provider risk management program governing all aspects of the management of Company’s subcontractors and vendors of the Program, in a written form developed by Company and approved by Bank.
“WebBank Issuing Account” shall have the meaning set forth in Section 11.

9

II.    Construction

As used in this Agreement:

(a)     All references to the masculine gender shall include the feminine gender (and vice versa);

(b)     All references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”;

(c)     the word “or” means both “and” and “or,” except where the context clearly indicates that the Parties intend “or” to designate alternatives only, including when the word “either” or similar words or phrases are used;

(d)    References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation;

(e)     References to “dollars” or “$” shall be to United States dollars unless otherwise specified herein;

(f)     Unless otherwise specified, all references to days, weeks, months or years shall be deemed to be preceded by the word “calendar”;

(g)     Unless otherwise specified, all references to “quarter” shall be deemed to mean calendar quarter; and

(h)     The fact that Bank or Company has provided approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Laws; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Laws arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for Company’s failure to comply with all Applicable Laws.

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Schedule 2

Preapproved Marketing

[***]

1

Schedule 5(l)

UAT

[***]

1

Schedule 6(a)(1)

Program Governance Committee

The Program Governance Committee shall:

•Operate pursuant to a written charter that explicitly states that the committee is responsible for ensuring the effectiveness and adequacy of the Required Controls

•Be limited in voting membership exclusively to members of Company’s senior management

•Approve all Required Controls, and any updates to the Required Controls, agreed by the Parties

•Review and approve the annual budget requirements and technology resource requirements for the staffing and operation of the Required Controls
•Designate the officers or program administrators responsible for developing, implementing and maintaining the Required Controls
•Receive periodic in-person updates and written reports from the designated officers or program administrators for the following Required Controls:
•CMS
•BSA
•Privacy
•Information Security
•Information Technology/Technology Governance
•Vendor Management
•Business Continuity

The Program Governance Committee’s oversight of the Required Controls will include review of the following:

1.Monthly issue management status reporting on all issues and findings identified through:
(a)Required Controls processes
(b)Bank oversight
(c)Independent audits and reviews
(d)Examination findings and recommendations
(e)Regulatory Inquiries, Complaints and litigation
2.Quarterly reporting on and review of Bank’s oversight of the Program, including:
(a)Bank control group reviews and reports, including all escalated compliance issues
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(b)Independent audits performed pursuant to Section 6(b)
(c)Custom model reviews performed pursuant to Section 6(c)

3.Monthly Complaint reports, including root cause analysis and monitoring and testing of the Complaint Management Program
4.Quarterly reporting on CMS Program monitoring and testing
5.Monthly BSA Program metrics
6.Information Security Program metrics, including:
(a)Technology enhancements
(b)Penetration testing
(c)Information Security Incidents (immediate escalation where appropriate)
7.Quarterly employee training completion metrics
8.Review of the following Bank-required annual reports and reviews:
(a)Information Security
(b)Vendor Management
(c)ID Theft Red Flags
(d)Business Continuity
9.Review of Bank-required annual risk and controls assessments, including:
(a)Regulatory compliance
(b)BSA/AML/OFAC
(c)Information security/technology governance

3

Schedule 6(a)(2)

Compliance Management System

[***]

1

Schedule 6(a)(3)

BSA Program

[***]

1

Schedule 6(a)(4)

ID Theft Red Flags Program

[***]

1

Schedule 6(a)(5)

Privacy Program

[***]
1

Schedule 6(a)(6)

Complaint Management Program

[***]

1

Schedule 6(a)(7)

Information Security Program

[***]

1

Schedule 6(a)(8)

Business Continuity Program

[***]

1

Schedule 6(a)(9)

Vendor Management Program

[***]
1

Schedule 14

Payments

[***]

Schedule 22

Operational Program Expenses

Company shall reimburse Bank for any payment process fees covered under Section 22(b) of the Agreement as set forth in the table below:
[***]

Exhibit A

Required Controls

Programs

•BSA
•Business Continuity
•Complaint Management
•Compliance Management System
•ID Theft Red Flags
•Information Security
•Privacy
•Vendor Management

Policies & Procedures (including related processes)

Marketing
•Marketing (including third party marketing channels/models, as applicable)
•Sales Incentive/Commission

Underwriting & Credit
•Credit Policy (including Implementation and Change Management)
•Model Governance

Servicing & Collections
•Account Servicing
•Re-Age
•Collections (including FDCPA)
•Charge-Off
•Allowance for Loan & Lease Losses (ALLL)

Regulatory Compliance
•Compliance Management System (CMS)
•Bank Secrecy Act/Anti-Money Laundering (BSA/AML)
•Red Flags/Identity Theft
•Complaint Handling
•Electronic Funds Transfer Act (EFTA)
•Electronic Signatures and Electronic Disclosures (E-Sign)
•Fair Credit Reporting Act (FCRA)
•Fair Lending/Equal Credit Opportunity Act (ECOA)
•Record Retention and Data Destruction
•Service Members (SCRA/MLA)
•Privacy
•CAN-SPAM
•Telephone Consumer Protection Act (TCPA)
•Truth in Lending Act (TILA)
•UDAAP (Dodd-Frank) and UDAP (Section 5 FTC Act)
•Policy Management

Information Security/Technology Governance
•Information Security
•Business Continuity Management
•Disaster Recovery
•Incident Response/Data Breach

Vendor Management
•Vendor Management